iGObanking.com®, a division of Flushing Savings Bank, Reached $133 Million in Total Deposits as of December 31, 2007

LAKE SUCCESS, N.Y. –(BUSINESS WIRE)—January 25, 2008 – Flushing Financial Corporation (NASDAQ: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the “Bank”) announced today that their internet banking division, iGObanking.com®, has reached $133 million in total deposits as of December 31, 2007. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer.

iGObanking.com®, launched with the branding of “Real Simple. Real Smart” and a top-of-the-market iGOsavings account rate with NO FEES and NO MINIMUMS, as well as high rates on CD accounts, surpassed all expectations by reaching $133 million in total deposits. iGObanking.com, started in November, 2006, enables the Bank to operate outside of its traditional geographic footprint.

John R. Buran stated: “We are very pleased to have reached this $133 million milestone in a little over one year in business. Prior to launching iGObanking.com®, it was our goal to build a brand that emphasized a real simple and smart way for customers to do their banking. We thought that by achieving this goal in combination with incorporating no fees, no minimums and highly competitive rates, we’d appeal to an increasing multi-generation of online banking customers. As evidenced by the results we achieved, it is very gratifying to have appealed to these segments of online banking customers from across the country. iGObanking.com® continues to outperform the goals set forth in our business plan, and has provided an additional source of funding for the Bank’s loan growth.”

For more information, or to open an iGObanking.com account, visit www.iGObanking.com or call 1-888-432-5890. Deposits are FDIC insured up to the maximum allowable limits. iGObanking.com® - “Real Simple. Real Smart”

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. Additionally, the Bank has further expanded outside its geographic footprint with its online banking division, iGObanking.com®.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Flushing Financial Corporation

Maria A. Grasso,

Executive Vice President &

Chief Operating Officer

718-961-5400